                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             JAMES RIVER GROUP, INC.
                             A Delaware corporation

     James River Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. The name of the Corporation is James River Group, Inc.

     2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 30, 2002 under the name "Indemnity Acquisition Corp."

     3. Such Certificate of Incorporation was amended pursuant to an Amendment of Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 4, 2002.

     4. Such Certificate of Incorporation, as amended by the Amendment of
Certificate of Incorporation, was amended and restated in its entirety by the
Amended and Restated Certificate of Incorporation, which was filed with the
Secretary of State of Delaware on January 15, 2003.

     5. Such Amended and Restated Certificate of Incorporation was amended and restated in its entirety by the Second Amended and Restated Certificate of
Incorporation, which was filed with the Secretary of State of the State of
Delaware on June 20, 2003 and corrected by a Certificate of Correction of Second
Amended and Restated Certificate of Incorporation, which was filed with the
Secretary of State of the State of Delaware on July 10, 2003.

     6. Such Second Amended and Restated Certificate of Incorporation was
amended pursuant to an Amendment of the Second Amended and Restated Certificate
of Incorporation filed with the Secretary of State of the State of Delaware on
December 18, 2003, and a Second Amendment of the Second Amended and Restated
Certificate of Incorporation filed with the Secretary of State of the State of
Delaware on May 5, 2004.

     7. The provisions of the Second Amended and Restated Certificate of
Incorporation, as amended by the Amendment of the Second Amended and Restated
Certificate of Incorporation and the Second Amendment of the Second Amended and
Restated Certificate of Incorporation, is hereby amended, restated and integrated into a single instrument which is hereinafter set forth, and which is hereinafter entitled the Third Amended and Restated Certificate of
Incorporation.

     8. This Third Amended and Restated Certificate of Incorporation has been duly adopted by the stockholders in accordance with the provisions of Sections
228, 242 and 245 of the General Corporation Law of the State of Delaware.

     9. The Second Amended and Restated Certificate of Incorporation, as amended by the Amendment of the Second Amended and Restated Certificate of Incorporation
and the Second

Amendment of the Second Amended and Restated Certificate of Incorporation, is
hereby amended and restated to read in full as follows:

                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             JAMES RIVER GROUP, INC.

                                    ARTICLE I

     Name. The name of the corporation is James River Group, Inc. (the
"Corporation").

                                   ARTICLE II

     Registered Agent. The registered office of the Corporation is to be located at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle,
Delaware, 19808. The name of its registered agent at that address is Corporation
Service Company.

                                   ARTICLE III

     Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General
Corporation Law, as it may be amended from time to time (the "DGCL").

                                   ARTICLE IV

     Section 1. Authorized Stock. The total number of shares of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, of which 100,000,000 shares are common stock, $.01 par value per share ("Common
Stock") and 5,000,000 shares are preferred stock, $.01 par value per share
("Preferred Stock").

     Section 2. Designation of Common Stock. The powers, preferences and rights, and qualifications, limitation and restrictions, of the Common Stock are as follows:

          (a) Voting Rights. At every annual or special meeting of stockholders of the Corporation, every holder of the Common Stock shall be entitled to one
(1) vote, in person or by proxy, for each share of the Common Stock registered in the name of the holder on the books of the Corporation. Except as otherwise required by law, the holders of Common Stock shall vote together as a single class on all matters submitted to the stockholders of the Corporation, subject to any right that may be conferred upon holders of Preferred Stock to vote together with holders of Common Stock on any matters submitted to a vote of stockholders of the Corporation.

          (b) Dividends and Distributions. Subject to all of the preferential rights of holders of the Preferred Stock, the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors and out of Corporation assets or funds legally available therefor, dividends payable either in cash, shares of Common Stock or other property as determined by the
Board of Directors in accordance with the By-Laws of the Corporation.

                                       2

          (c) Liquidation. In the event of any liquidation, dissolution or winding up (either voluntarily or involuntarily) of the Corporation, after payment shall be made to creditors and holders of any Preferred Stock of the
Corporation that may be outstanding and to any other class or series of securities that shall rank senior to the Common Stock in right of payment upon a liquidation, the holders of the Common Stock then outstanding shall be entitled to receive on a pro rata basis, any and all assets and funds of the Corporation remaining to be paid or distributed.

     Section 3. Preferred Stock. The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the DGCL to adopt by resolution from time to time one or more Certificates of Designation providing for the designation of one or more classes or series of Preferred Stock and the voting powers, whether full or limited or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations or restrictions thereof, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the DGCL and this Third Amended and Restated Certificate of Incorporation, as amended from time to time.

                                    ARTICLE V

     Section 1. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors as provided in the By-Laws. The directors shall be divided into three (3) classes, Class I, Class II and Class III, each class to be as nearly equal in number as possible. The term of office of each director shall be until the third annual meeting following his or her election and until the election and qualification of his or her successor; or until his or her earlier resignation or removal; provided, however, the directors first serving as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following December 31, 2005, the directors first serving as
Class II directors shall serve for a term expiring at the annual meeting of stockholders next following December 31, 2006, and the directors first serving as Class III directors shall serve for a term expiring at the annual meeting of stockholders next following December 31, 2007. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

     Section 2. Vacancy. Vacancies and newly created directorships resulting from any increase in the authorized number of directors or otherwise may be filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director, and the directors so chosen shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until the election and qualification of his or her successor, or until his or her earlier resignation or removal.

     Section 3. Written Ballot. Elections of directors at an annual or special meeting of stockholders need not be by written ballot unless and to the extent that the By-Laws of the Corporation shall otherwise provide.

                                   ARTICLE VI

     Section 1. Indemnification. The Corporation, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, may indemnify any and all

                                       3

persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 2. Limitation on Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL;
or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

     Existence. The Corporation is to have perpetual existence.

                                  ARTICLE VIII

     Section 1. No Stockholder Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of the stockholders at an annual or special meeting duly noticed and called, as provided in the By-Laws of the Corporation, and may not be taken by a written consent of the stockholders pursuant to the DGCL.

     Section 2. Special Meeting of Stockholders. Special meetings of the stockholders of the Corporation for any purposes may be called only by the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of directors or by the Chairman of the Board of Directors.
Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

                                   ARTICLE IX

     Section 1. Amendment of By-Laws. The By-Laws of this corporation may be amended, altered, modified, or repealed by a resolution adopted by the Board of
Directors or by such vote of the shareholders as is required by this the By-Laws and any law then applicable.

     Section 2. Amendment of Third Amended and Restated Certificate of
Incorporation. Notwithstanding any other provision of this Third Amended and
Restated Certificate of Incorporation, the affirmative vote of at least 66 2/3%
of the voting power of the then outstanding shares of capital stock of the
Corporation entitled to vote generally in the election of directors,

                                       4

voting together as a single class, shall be required to amend or repeal, or to adopt any provisions as part of this Third Amended and Restated Certificate of
Incorporation or as part of the Corporation's By-Laws inconsistent with the purpose and intent of Articles V (Board of Directors), VI (Indemnification;
Limitation of Director Liability), VIII (No Stockholder Action Without Meeting;
Special Meeting of Stockholders) or this Article IX (Amendment of By-Laws and
Amendment of Third Amended and Restated Certificate of Incorporation).

                                       5

     IN WITNESS WHEREOF, JAMES RIVER GROUP, INC. has caused this Certificate to be executed by an authorized officer as of August 12, 2005.

                                         JAMES RIVER GROUP, INC.

                                         By: /s/ J. Adam Abram
                                             -----------------------------------
                                             J. Adam Abram,
                                             Chief Executive Officer